Exhibit 1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

DlVISION OF
CORPORATION FINANCE

Mail Stop 3561

August 17, 2009

Via Pax & U.S. Mail

Mr. Gary Rasmussen
Chief Executive Officer
Global Entertainment Holdings, Inc.
2375 E. Tropieana Avenue
Suite 8-259
Las Vegas, Nevada 89119

Re:            Global Entertainment Holdings, Inc.
                  Form 10-K for the year ended December 31, 2008
                  Filed April 15, 2009
                  File No. 0-49679

Dear Mr. Rasmussen:

Your most recent filing on Form J0-K includes financial statements audited by Lawrence Scharfman CPA PA ("Scharfman"). On August 11, 2009, the Public CompanyAccounting Oversight Board ("PCAOBn ) revoked the registration of Seharfman because of deficiencies in the conduct of certain of its audits and its procedures. You can find a copy of the order at http://www.pcaobus.org/EnforcementlDisciplinaryProceedings12009/0811 Scharfman.pdf

As Scharfman is no longer registered with the PCAOB, you may not include its audit reports or consents in your future filings with the Commission. If Scharfman audited a year that you are required to include in your filings with the Commission. You should have a firm that is registered with the PCAOB re-audit that year.

Mr. Gary Rasmussen
Global Entertainment Holdings, Inc.
August 17,2009

In providing the information that Item 304 of Regulation S-K requires, please indicate that the PCAOB has revoked the registration of your prior auditor Scharfman. While this situation is not specifically described in the Item 304 disclosure requirements, we believe it is material information that should be disclosed. If you previously explained the registration revocation in your Item 4.01 Form 8-K, you do not need to repeat this disclosure in your Form 10-K.

Please advise us as to how you intend to address this matter by no later than August 28, 2009. You may contact Effie Simpson at (202) 551-3346, or the undersigned if you have questions regarding comments on the financial statements and related matters. Please contact me at (202) 551-3813 with any other questions.

Sincerely,

for Linda Cvrkel

Linda Cvrkel
Branch Chief

Via Facsimile:         Mr. Teddy Gabby, CFO
                                 (888) 501-8894